FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

MEDICAL BILLING ASSISTANCE, INC.
 (Exact Name of Issuer as specified in its charter)

Colorado	000-53012	59-2851601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901
 (Address of principal executive offices including zip code)

(321) 725-0090
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

 Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2012, Donald Bittar was elected to the Board of Directors of Medical Billing Assistance, Inc. (the “Company”). Mr. Bittar has been Chief Financial Officer, Treasurer and Secretary of the Company since December 2010. He previously was President and Chairman of Associated Mortgage of North America, Inc. from 1999. Prior to that, Mr. Bittar, served as President of DA Bittar and Associates Inc., a management and technology consulting firm, from 1980. Prior to that, Mr. Bittar served as President and Chairman of Marine Telephone, Inc., from 1969.

Since 1969, Mr. Bittar has taught finance, management and information technology classes in undergraduate and graduate schools.  Currently, he is teaching as an Adjunct Professor in the Graduate School of Business and the College of Business, Florida Institute of Technology. He has been a frequent speaker at the National Association of Mortgage Bankers, National Council of Savings Institutions, Council of Presidents, New England Bankers Association and the National Corporate Cash Managers Association. Mr. Bittar received an MBA from Long Island University in 1964 and is resident of Melbourne, Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICAL BILLING ASSISTANCE, INC.

Dated: January 12, 2012	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer

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